Exhibit 10.17

ASSIGNMENT

WHEREAS: MEDICIS PHARMACEUTICAL CORPORATION, a corporation organized under the laws of Delaware (hereinafter ASSIGNOR), is an owner of certain patent rights pursuant to that certain Development and License Agreement between ASSIGNOR and ASSIGNEE (defined below), dated October 9, 2011 (hereinafter AGREEMENT); and

WHEREAS: ASSIGNOR desires to assign to SOL-GEL TECHNOLOGIES LTD., a corporation organized under the laws of the Country of Israel (hereinafter ASSIGNEE) ASSIGNOR'S entire interest in and to a US patent application # 13/537,646, titled: "Stabilized Topical Formulations Containing Core-Shell Microcapsules" (the "PATENT").

NOW, THEREFORE, for good and valuable consideration provided by ASSIGNEE to ASSIGNOR, the receipt of which is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers to ASSIGNEE, its successors, legal representatives, or assigns, ASSIGNOR'S full and exclusive rights, titles and interests to the PATENT, and to any additional legal protections to be obtained for said PATENT or any continuations, continuations-in-part, divisions, renewals, extensions, substitutions, replacements, or reissues thereof, and every priority right that is or may be predicated upon or arise from the PATENT, or any legal equivalent of any thereof in any country for the full term or terms for which the same may be granted.

SAID ASSIGNOR hereby further covenants that ASSIGNOR has full right to convey the entire right, title, and interest herein sold, assigned, transferred, and set over herein.

AND SAID ASSIGNOR further covenants that ASSIGNOR will, at any time, when reasonably called upon to do so by the ASSIGNEE, its successors, legal representatives, or assigns, at ASSIGNEE'S cost and expense, communicate thereto any facts known to him relating to said PATENT; execute and deliver any and all lawful papers (including, but not limited to, granting powers of attorney and executing inventor declarations for continuations-in-part and reissues of patent applications hereby assigned); make all rightful oaths, affidavits, or declarations; testify in any legal proceedings, mediations, arbitrations, or other proceedings; and perform all other reasonable lawful acts that may be deemed by ASSIGNEE necessary or desirable to obtain, secure, and/or vest the benefit of the rights herein assigned, and perfect the title to said PATENT and all related rights thereto in the name of and for the benefit for the ASSIGNEE, its successors, legal representatives, or assigns, and to assist or enable the ASSIGNEE, its successors, legal representatives, or assigns to enforce, protect, or otherwise benefit from the rights in said, applications and patents hereby granted.

ASSIGNEE hereby grants to ASSIGNOR and ASSIGNOR'S affiliates a non-exclusive, transferable, sub-licensable, royalty-free, perpetual, license to practice those inventions claimed under the PATENT.

This ASSIGNMENT shall be binding upon ASSIGNOR'S heirs, executors, administrators, successors, and/or assigns.

Date: 8/16/13	/s/
MEDICIS PHARMACEUTICAL CORPORATION

I hereby accept the above assignment for and on behalf/of the ASSIGNEE

Date: August 8, 2013	/s/ Alon Seri-Levy
SOL-GEL TECHNOLOGIES LTD.